Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 11, 2025 relating to the financial statements of NioCorp Developments Ltd., appearing in the Annual Report on Form 10-K of NioCorp Developments Ltd. for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 10, 2025